Exhibit 2.07

                        Dated the 30th day of April 2003



                                OU1/4o(Zhou Jian)
                              EoAP. AP. (Shen Lulu)




                                       and



                             HARTCOURT CAPITAL, INC.
 ------------------------------------------------------------------------------

                       AGREEMENT FOR SALE AND PURCHASE OF
                  CERTAIN INTEREST IN THE REGISTRED CAPITAL OF
                 EI(0)(pound)++0I(cent)?AE1/4 1/4|(3)--*1/2(Y)q
                  (SHANGHAI GUOWEI SCIENCE AND TECHNOLOGY LTD)
 ------------------------------------------------------------------------------